UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2020 (September 13, 2020)

MIRAGEN THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36483	47-1187261
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6200 Lookout Rd. Boulder, CO		80301
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (720) 643-5200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	MGEN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of William S. Marshall, Ph.D. as President and Chief Executive Officer, Director

On September 13, 2020, William S. Marshall, Ph.D., resigned from his positions as the President and Chief Executive Officer of Miragen Therapeutics, Inc., a Delaware corporation (the “Company”), as well as from the Company’s Board of Directors (the “Board”), and all committees of the Board of which Dr. Marshall was a member immediately before his resignation, in each case effective immediately. Dr. Marshall’s resignation did not result from a disagreement on any matter relating to the Company’s operations, policies or practices.

We anticipate entering into a separation agreement with Dr. Marshall, substantially the in the form filed herewith as Exhibit 10.1 (the “Separation Agreement”), pursuant to which Dr. Marshall would receive the severance specified in his employment agreement, dated as of December 2, 2016, subject to the terms and conditions of his employment agreement. Such severance payments include that Dr. Marshall shall receive (i) payment of 12 months of Dr. Marshall’s current base salary, subject to standard payroll deductions and withholdings, and to be made on the Company’s ordinary payroll dates following the Effective Date (as defined in the Separation Agreement), (ii) accelerated vesting of all currently unvested and outstanding stock options previously awarded to Dr. Marshall such that, on the Effective Date, such options shall become exercisable as to an aggregate of 1,058,841 shares of the Company’s common stock, and (iii) payment of Dr. Marshall’s COBRA premiums for the period starting on the Separation Date (as defined under the Separation Agreement) and ending on the earliest to occur of (x) 12 months following the Separation Date; (y) the date Dr. Marshall becomes eligible for substantially equivalent group health insurance coverage through a new employer; or (z) the date Dr. Marshall ceases to be eligible for COBRA continuation coverage for any reason, including plan termination. The foregoing summary of the Separation Agreement does not purport to be complete and is subject to, and qualified by its entirety by, the full text of the Separation Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

In connection with the Separation Agreement, we also anticipate entering into a consulting agreement with Dr. Marshall, substantially in the form filed herewith as Exhibit 10.2 (the “Consulting Agreement”), pursuant to which Dr. Marshall would provide the Company with certain specified advisory and support services (the “Consulting Services”) from October 15, 2020 through December 31, 2020, unless such services are completed prior to December 31, 2020 (the “Advisory Term”). Dr. Marshall would receive a $45,000 monthly retainer during the Advisory Term. Dr. Marshall would also be eligible to receive, pursuant to the terms of his Consulting Agreement, up to $260,500 in bonuses subject to completion of certain specified services during the Advisory Term. In addition, Dr. Marshall would be eligible to receive performance-based restricted stock unit (“RSU”) awards, pursuant to the terms of the Company’s 2016 Equity Incentive Plan, for a total of 232,000 RSUs, subject to completion of the Consulting Services on terms described in the Consulting Agreement.

The foregoing summary of the Consulting Agreement does not purport to be complete and is subject to, and qualified by its entirety by, the full text of the Consulting Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report and is incorporated herein by reference.

Appointment of Lee Rauch as President and Chief Executive Officer, Director

On September 13, 2020, the Board promoted Lee Rauch and appointed her as President and Chief Executive Officer of the Company, to serve at the pleasure of the Board. Also on September 13, 2020, the Board appointed Ms. Rauch as a director on the Board, filling the vacancy left by the resignation of Dr. Marshall, to serve until her successor is duly appointed and qualified, or until her earlier death, resignation or removal. There is no transaction involving Ms. Rauch that requires disclosure under Items 401(d) or 404(a) of Regulation S-K.

In connection with her promotion, Lee Rauch and the Company entered into an amended and restated employment agreement (the “Employment Agreement”), pursuant to which Ms. Rauch’s base annual salary was increased to $541,000, with a 50% bonus target. Pursuant to the Employment Agreement, the Board granted Ms. Rauch an option to purchase 900,000 shares of the Company’s common stock, subject to monthly vesting over four years and acceleration upon terms set forth in the Employment Agreement.

The Employment Agreement provides that either party may terminate the agreement at-will. In addition, the Employment Agreement provides that if the Company terminates Ms. Rauch’s employment without cause or Ms. Rauch resigns for good reason, each as defined in the Employment Agreement, Ms. Rauch will be eligible to receive the following severance benefits: (i) an amount equal to 12 months of her annual base salary, less applicable deductions, payable in accordance with the Company’s normal payroll schedule; (ii) the vesting of the equivalent of 12 months on all of Ms. Rauch’s stock options or other equity awards that were outstanding as of the effective date of the Employment Agreement; and (iii) 12 months of continued health coverage. Although, if such termination or resignation occurs within one month prior to or 12 months following a change of control, Ms. Rauch will be eligible to receive the following severance benefits: (i) an amount equal to 18 months of her annual base salary, less applicable deductions, payable in accordance with the Company’s normal payroll schedule; (ii) the vesting in full of all of her then outstanding stock options or other equity awards then outstanding and subject to time-based vesting; and (iii) 18 months of continued health coverage.

The foregoing summary of the Employment Agreement does not purport to be complete and is subject to, and qualified by its entirety by, the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.3 to this Current Report and is incorporated herein by reference.

Since June 2020, Ms. Rauch, age 67, has served as the Company’s Chief Operating Officer. From May 2020 to present, Ms. Rauch has served as the Executive Chairman, Health Innovation Hub for Springboard Enterprises. In addition, from January 2020 to May 2020, Ms. Rauch was a strategic advisor to life science companies with expertise in company building, new product commercialization and strategic transactions. From September 2018 to December 2019, Ms. Rauch served an Executive in Residence with Columbia Technology Ventures, the technology transfer office for Columbia University. From December 2017 to August 2018, Ms. Rauch served as an Entrepreneur in Residence with Fortress Biotech, Inc., a publicly traded innovative biopharmaceutical company. From August 2015 to November 2017, Ms. Rauch served as managing director of Cervantes Life Sciences Partners, LLC, a consulting firm providing integrated business solutions for life science companies. From October 2012 to March 2015, Ms. Rauch served as the Chief Business Officer of Global Blood Therapeutics, a biopharmaceutical company. Ms. Rauch holds a B.A. in Chemistry from Arizona State University and an MBA in Finance from Booth School of Business of The University of Chicago.

Bonus Agreements

In connection with the matters discussed herein, we also anticipate entering into a letter agreement, in substantially the form attached herewith as Exhibit 10.4 (the “Leverone Bonus Agreement”), with Jason A. Leverone, Chief Financial Officer of the Company. Pursuant to the Leverone Bonus Agreement, Mr. Leverone would receive a bonus equal to 100% of his target bonus for 2020, provided he remains an employee of the Company on April 15, 2021 or is terminated without cause prior to such date.

Pursuant to the Leverone Bonus Agreement, Mr. Leverone would also be eligible to receive a retention bonus equal to $284,000 provided he remains an employee of the Company, with 50% of such bonus amount payable on or around the first anniversary of the effective date of the Leverone Bonus Agreement and the remainder payable on or around the second anniversary of the effective date of Leverone Bonus Agreement, in each case subject to terms and conditions set forth in the Leverone Bonus Agreement.

The foregoing summary of the Leverone Bonus Agreement does not purport to be complete and is subject to, and qualified by its entirety by, the full text of the Leverone Bonus Agreement, a copy of which is filed as Exhibit 10.4 to this Current Report and is incorporated herein by reference.

In connection with the matters discussed herein, we anticipate entering into a letter agreement, in substantially the form attached herewith as Exhibit 10.5 (the “Escolar Bonus Agreement”), with Diana Escolar, M.D., Chief Medical Officer of the Company. Pursuant to the Escolar Bonus Agreement, Dr. Escolar would receive a bonus equal to 100% of her target bonus for 2020, provided she remains an employee of the Company on April 15, 2021 or is terminated without cause prior to such date.

Pursuant to the Escolar Bonus Agreement, Dr. Escolar would also be eligible to receive a retention bonus equal to $166,000 provided she remains an employee of the Company through the first anniversary of the Escolar Bonus Agreement date, payable on and subject to certain terms and conditions set forth in the Escolar Bonus Agreement.

The foregoing summary of the Escolar Bonus Agreement does not purport to be complete and is subject to, and qualified by its entirety by, the full text of the Escolar Bonus Agreement, a copy of which is filed as Exhibit 10.5 to this Current Report and is incorporated herein by reference.

Item 7 – Regulation FD

Item 7.01 Regulation FD Disclosure.

In connection with the matters above, on September 14, 2020, the Company issued a press release providing a corporate update. The press release is attached hereto as Exhibit 99.1.

The information furnished under this Item 7.01, including the exhibit furnished herewith, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, whether made before or after the date hereof, except as shall be expressly set forth by reference to such filing.

Item 8 – Other Events

Item 8.01 Other Events.

Strategic Review of Pipeline

On September 14, 2020, the Company announced it is conducting a comprehensive review of its research and development pipeline, which includes MRG-229, cobomarsen, MRG-110 and remlarsen.

The Company plans to prioritize its resources towards advancing the development of its lead compound, MRG-229, for Idiopathic Pulmonary Fibrosis. Later this month, the Company is scheduled to present new data from its recent non-human primate toxicology study of MRG-229 at the Oligonucleotide Therapeutics Society’s annual meeting. This presentation will include data showing no adverse effects associated with MRG-229 when dosed up to 45mg/kg twice a week for two weeks. Following the announcement of these new data, the Company is planning IND enabling activities for MRG-229, which are intended to advance the development of this potential therapy.

The Company also announced on September 14, 2020 that it will conclude its Phase 2 SOLAR clinical trial of cobomarsen in patients with Cutaneous T-Cell Lymphoma (“CTCL”) and report topline data that has been collected as of such date in this clinical trial from 37 CTCL patients. The Company believes that the controlled data from this set of patients can provide important evidence regarding the safety and efficacy of cobomarsen for the treatment of CTCL. The Company plans to announce the topline data for its Phase 2 SOLAR clinical trial by the end of 2020.

Review of Strategic Alternatives

On September 14, 2020, the Company also announced that the Board had determined it is in the best interests of the Company and its stockholders to conduct a comprehensive review of available strategic alternatives with a focus on maximizing stockholder value. The Board has engaged Ladenburg Thalmann & Co. Inc. (“Ladenburg”) as its financial advisor to assist in the strategic review process. Potential strategic alternatives may include, but are not limited to, an acquisition, merger, business combination, in-licensing, or other strategic transaction. There can be no assurance that this process will result in any such transaction. The Company has not set a timetable for completion of this process and does not intend to comment further on this process unless or until the Board has approved a definitive agreement.

There is no guarantee that the Company will be able to complete any strategic alternative, or even if it does engage in a strategic alternative that such strategic alternative will increase stockholder value.

The Company has engaged Ladenburg to facilitate possible strategic alternatives for the Company, including transactions involving an acquisition, merger, business combination, in-licensing, or other strategic transactions, in each case with the goal of maximizing stockholder value. The Company does not have a defined timeline for the strategic review process and the review may not result in any specific action or transaction. The Company may never complete such a transaction, and in the event that it does complete a strategic transaction, implementation of such transactions may impair stockholder value or otherwise adversely affect its business. Any such transaction may require the Company to incur non-recurring or other charges and may pose significant integration challenges and/or management and business disruptions, any of which could harm the Company’s results of operation and business prospects and impair the value of any such transaction to its stockholders.

Forward Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements about anticipated development milestones for the Company’s product candidates, the Company’s ability to negotiate or complete any future strategic transaction and other statements containing the words “expect,” “intend,” “may,” “will,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties related to market conditions and the completion of the public offering on the anticipated terms or at all, uncertainties inherent in the initiation of future clinical trials and such other factors as are set forth in the risk factors detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 13, 2020, its Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, filed with the SEC on August 5, 2020, in each case under the heading “Risk Factors,” and the Company’s other current and periodic reports filed with the SEC. In addition, the forward-looking statements included in this Current Report on Form 8-K represent the Company’s views as of the date hereof. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so except as required by law. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

10.1	Form of Separation Agreement, dated as of September 14, 2020, by and between the Company and William S. Marshall, Ph.D.

10.2	Form of Consulting Agreement, dated as of September 14, 2020, by and between the Company and William S. Marshall, Ph.D.

10.3	Amended and Restated Employment Agreement, dated as of September 14, 2020, by and between the Company and Lee Rauch.

10.4	Form of Bonus Agreement, dated as of September 14, 2020, by and between the Company and Jason Leverone.

10.5	Form of Bonus Agreement, dated as of September 14, 2020, by and between the Company and Diana Escolar, M.D.

99.1	Press Release, dated September 14, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Miragen Therapeutics, Inc.

Date: September 17, 2020	By:	/s/ Jason A. Leverone
Jason A. Leverone
Chief Financial Officer, Treasurer, and Secretary